UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018 (March 8, 2018)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2018, Kevin P. Starr informed the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”) of his resignation from the Board, effective as of March 31, 2018. Mr. Starr’s resignation was not caused by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Upon the effectiveness of Mr. Starr’s resignation, Marsha H. Fanucci will become Chair of the Audit Committee of the Company’s Board, and Michael W. Bonney and John K. Clarke will serve as members of the Audit Committee.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 8, 2018, the Company’s Board approved Amendment No. 2 (the “Bylaws Amendment”) to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”). The Bylaws Amendment amends Article I, Section I of the Bylaws to clarify and modernize the methods for holding meetings of stockholders to include meetings solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware.

The summary of the Bylaws Amendment above is qualified in its entirety by the Bylaws Amendment filed herewith as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment No. 2 to Amended and Restated Bylaws, as amended, of Alnylam Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: March 14, 2018	By:	/s/ Michael P. Mason
Michael P. Mason Vice President, Finance and Treasurer